Exhibit 99.1

OPHTHALMIC IMAGING SYSTEMS	CONTACTS: Gil Allon, CEO
221 Lathrop Way, Suite I	Ariel Shenhar, CFO
Sacramento, CA 95815	(916) 646-2020
INVESTOR RELATIONS Jody Cain Lippert/Heilshorn & Associates (310) 691-7100

Ophthalmic Imaging Systems’ Abraxas EMR Receives ONC-ATCB 201 1/2012 Certification
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EHR Vendor Earns ONC-ATCB Certification through CCHIT

SACRAMENTO, Calif., December 21, 2010 – Ophthalmic Imaging Systems (OIS) (OTC/BB: OISI), a leading ophthalmic digital imaging and informatics company, today announced that Abraxas EMR VERSION 4.1.7 is 2011/2012 compliant and was certified as a Complete EHR on December 17, 2010 by the Certification Commission for Health Information Technology (CCHIT®), an ONC-ATCB, in accordance with the applicable ELIGIBLE PROVIDER certification criteria adopted by the Secretary of Health and Human Services. The 2011/2012 criteria support the Stage 1 meaningful use measures required to qualify eligible providers and hospitals for funding under the American Recovery and Reinvestment Act (ARRA). Abraxas EMR was developed and is distributed by Abraxas Medical Solutions, Inc., a wholly owned subsidiary of OIS.

“With ONC-ATCB certification, we are well positioned to capitalize on anticipated momentum in the EMR market,” said OIS CEO Gil Allon. “Abraxas clients are assured that they have a complete ambulatory EHR solution that meets or exceeds the government’s ‘Meaningful Use’ requirements for the first stage of the stimulus incentive program. Further, we believe this certification provides a level of confidence that the Abraxas EMR solution is on a pathway toward compliance for future stages of Meaningful Use.”

The ONC-ATCB 2011/2012 certification program tests and certifies that Complete EHRs meet all of the 2011/2012 criteria and EHR Modules meet one or more – but not all – of the criteria approved by the Secretary of Health and Human Services (HHS) for either eligible provider or hospital technology.

“CCHIT is pleased to be testing and certifying products so that companies are now able to offer these products to providers who wish to purchase and implement certified EHR technology and achieve meaningful use in time for the 2011-2012 incentives,” said Karen M. Bell, M.D., M.S.S., Chair, CCHIT.

Abraxas EMR Version 4.1.7, certification number is CC-1 112-793895-1. ONC-ATCB 2011/2012 certification conferred by CCHIT does not represent an endorsement of the certified EHR technology by the U.S. Department of Health and Human Services nor does it guarantee the receipt of incentive payments.

The clinical quality measures to which Abraxas EMR Version 4.1.7 has been certified include: NQF 0421, NQF 0013, NQF 0028, NQF 0041, NQF 0024, NQF 0038, NQF 0031, NQF 0052, NQF 0055.

OIS	www.oisi.com
221 Lathrop Way, Suite 1	main 800.338.8436
Scaramento, CA 95815	fax 916.646.0207
USA

The additional software Abraxas EMR Version 4.1.7 relied upon to demonstrate compliance include: Intuit Health Patient Portal and NewCrop RX.

Abraxas EMR Version 4.1.7 is also certified in CCHIT’s separate and independently developed certification program. Abraxas EMR Version 4.1.7 is a CCHIT Certified® 2008 Ambulatory EHR. Abraxas has certified its EHR technology in both programs to provide greater assurance to its customers.

About CCHIT
The Certification Commission for Health Information Technology (CCHIT®) is an independent, 501(c)3 nonprofit organization with the public mission of accelerating the adoption of robust, interoperable health information technology. The Commission has been certifying electronic health record technology since 2006 and is approved by the Office of the National Coordinator for Health Information Technology (ONC) of the U.S. Department of Health and Human Services (HHS) as an Authorized Testing and Certification Body (ONC-ATCB). More information on CCHIT, CCHIT Certified® products and ONC-ATCB certified electronic health record technology is available at http://cchit.org.

About ONC-ATCB 201 1/2012 certification
The ONC-ATCB 2011/2012 certification program tests and certifies that EHR technology is capable of meeting the 2011/2012 criteria approved by the Secretary of Health and Human Services (HHS). The certifications include Complete EHRs, which meet all of the 2011/2012 criteria for either eligible provider or hospital technology and EHR Modules, which meet one or more – but not all – of the criteria. ONC-ATCB certification aligns with Health Information Technology: Initial Set of Standards, Implementation Specifications, and Certification Criteria for Electronic Health Record Technology published in the Federal Register in July 2010 and strictly adheres to the test procedures published by the National Institute of Standards and Technology (NIST) at the time of testing. ONC-ATCB 2011/2012 certification conferred by the Certification Commission for Health Information Technology (CCHIT®) does not represent an endorsement of the certified EHR technology by the U.S. Department of Health and Human Services nor does it guarantee the receipt of incentive payments.
“CCHIT®” and “CCHIT Certified®” are registered trademarks of the Certification Commission for Health Information Technology.

About Abraxas Medical Solutions, Inc.
Abraxas Medical Solutions, Inc. (Abraxas), located in Irvine, Calif., focuses on developing and delivering electronic medical records (EMR) and practice management (PM) software to medical offices of different specialties nationwide. Abraxas’ EHR software, Abraxas EMR Version 4.1, is a CCHIT Certified® 2008 Ambulatory EHR. For more information, please visit: www.abraxasmedical.com.

OIS	www.oisi.com
221 Lathrop Way, Suite 1	main 800.338.8436
Scaramento, CA 95815	fax 916.646.0207
USA

About Ophthalmic Imaging Systems
Ophthalmic Imaging Systems (www.oisi.com) is the leading provider of ophthalmic digital imaging and informatics systems. The Company designs, develops, manufactures and markets digital imaging systems, image management and integrated EMR and PM solutions for the eye care market. With more than 25 years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technologies. Through its wholly owned subsidiary, Abraxas Medical Solutions, the Company provides EMR and PM software to OB/GYN and orthopedic physicians. The Company markets and supports its products through an extensive network of dealers, distributors and direct representatives.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.

OIS	www.oisi.com
221 Lathrop Way, Suite 1	main 800.338.8436
Scaramento, CA 95815	fax 916.646.0207
USA